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                                                                    EXHIBIT 23.1

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]       [RSM LOGO]

Board of Directors
Emmis Communications Corporation
Indianapolis, Indiana

We hereby consent to the incorporation of our report, dated August 14, 2000, relating to the combined financial statements of Lee Enterprises Certain Broadcasting Enterprises (Albuquerque, NM; Charleston-Huntington, WV; Honolulu, HI; Omaha, NE; Portland, OR; Topeka, KS; Tucson, AZ; Wichita, KS) in this Form 8-K in the previously filed Registration Statements of Emmis Communications Corporation on Form S-8 (No. 333-42878, 333-14657, and 33-83890).



                                              /s/ McGladrey & Pullen, LLP

Davenport, Iowa
October 13, 2000